UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 25, 2011

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

Apogee Enterprises, Inc. (the “Company”) and Wells Fargo Bank, National Association (“Wells Fargo”) have entered into a Transfer Agent Services Agreement dated as of April 25, 2011 to appoint Wells Fargo to replace The Bank of New York Mellon (“BNY Mellon”) as the Company’s transfer agent, registrar and dividend disbursing agent and rights agent for its common stock, effective as of April 25, 2011. In connection with that change, the Company and Wells Fargo have entered into Amendment No. 2, dated as of April 25, 2011 (the “Amendment”), amending the Amended and Restated Rights Agreement, dated as of November 12, 2001 and amended by Amendment No. 1, between the Company and BNY Mellon, as rights agent (the “Rights Agreement”). The Amendment provides that any reference in the Rights Agreement to the rights agent shall be deemed to be a reference to Wells Fargo.

A copy of the Amendment has been filed as an exhibit hereto and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Amendment No. 2, dated as of April 25, 2011, to Amended and Restated Rights Agreement, dated as of November 12, 2001, between Apogee Enterprises, Inc. and The Bank of New York Mellon f/k/a The Bank of New York, as Rights Agent.*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Patricia A. Beithon
Patricia A. Beithon
General Counsel and Secretary

Date: April 27, 2011

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 2, dated as of April 25, 2011, to Amended and Restated Rights Agreement, dated as of November 12, 2001, between Apogee Enterprises, Inc. and The Bank of New York Mellon f/k/a The Bank of New York, as Rights Agent.*

* Filed herewith

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